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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the inclusion in Hollywood Park, Inc.'s Amendment Number One to its Registration Statement on Form S-4 dated March 1999, of our reports dated February 27, 1998 on the financial statements of Hollywood Park, Inc. and Casino Magic Corp. We also consent to the incorporation by reference in Hollywood Park, Inc.'s Amendment Number One to its Registration Statement on Form S-4 dated March 1999, of our report dated February 27, 1998 included in Hollywood Park, Inc.'s form 10-K for the year ended December 31, 1997, and to all references to our Firm included in or made a part of the Registration Statement.


                                        /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
March 23, 1999